Exhibit 99.1

Finjan Files a Complaint Against Fortinet for Patent Infringement in the Northern District of California

EAST PALO ALTO, CA – 10/29/18 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, today announced that -- after nearly two years of good faith efforts to resolve a patent dispute with Fortinet, Inc. (“Fortinet”) -- its subsidiary Finjan, Inc. ("Finjan") has filed a patent infringement lawsuit against Fortinet, Inc., a Delaware corporation with headquarters in Sunnyvale, California, in the U.S. District Court for the Northern District of California.

Finjan filed the Complaint (Case No. 3:18-cv-06555), on October 26, 2018, and alleges that Fortinet’s products and services infringed or are infringing at least nine of Finjan’s U.S. patents. Specifically, Finjan asserts that Fortinet’s FortiGate, FortiManager, FortiAnalyzer, FortiSiem, FortiSandbox, FortiMail, FortiWeb, FortiCache and FortiClient technologies, including Fortinet Security Fabric Platform products infringe U.S. Patent Nos. 6,154,844; 6,965,968; 7,058,822; 7,418,731; 7,647,633; 7,975,305; 8,079,086; 8,225,408; and 8,677,494 (collectively “the Asserted Patents”). Finjan is seeking, among other things, a jury trial, past damages not less than a reasonable royalty, enhanced damages for willful, wanton and deliberate infringement, and reasonable attorneys' fees and costs for infringement of each of the Asserted Patents. Additionally, Finjan is seeking preliminary and permanent injunctive relief against Fortinet and those in privity with them, from infringing and inducing the infringement of the ‘968, ‘822, ‘731, ‘633, ‘305, and ‘408 Patents.

Finjan has pending infringement lawsuits and appeals against Palo Alto Networks; ESET and its affiliates; Cisco Systems, Inc.; SonicWall, Inc.; Bitdefender and its affiliates; Juniper Networks; Zscaler, Inc.; Check Point and its affiliates; and Rapid7, Inc. relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established over 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com